UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 24, 2011.

CTPARTNERS EXECUTIVE SEARCH INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34993	52-2402079
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1166 Avenue of the Americas, 3rd Floor, New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 588-3500

(N/A)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01	Other Events.

The Company has found that, due to clerical error, our average revenue per executive search was incorrectly reported in “Item 2 – Management’s Discussion and Analysis of Financial Condition and Results of Operations – Overview” of the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2011 and filed on May 11, 2011. The following information was inadvertently reported:

	Three Month Period			Percentage
	Ended March 31,		Increase/	Increase/
Performance Metrics	2011	2010	(Decrease)	(Decrease)
Average revenue per executive search	$89,540	$104,020	$(14,480)	(13.90)%

The correct information is included in the following table:

	Three Month Period			Percentage
	Ended March 31,		Increase/	Increase/
Performance Metrics	2011	2010	(Decrease)	(Decrease)
Average revenue per executive search	$97,970	$104,020	$(6,050)	(5.8)%

Except as included in this filing, the Company has not updated or enhanced any other disclosures presented in its Quarterly Report on Form 10–Q for the quarterly period ended March 31, 2011. All other information is presented as of the original filing date and has not been updated in this Form 8–K. Without limitation of the foregoing, this Form 8–K does not purport to update the Management’s Discussion and Analysis of Financial Condition and Results of Operations contained in the aforementioned Form 10–Q with respect to any uncertainties, transactions, risks, events or trends occurring, or known to management. This Form 8–K should be read in conjunction with the aforementioned Form 10–Q and the Company’s other filings.

In accordance with SEC Staff Accounting Bulletin Nos. 99 and 108 (“SAB 99 and SAB 108”), the Company evaluated the clerical errors reported in this Form 8-K and determined that they were immaterial to the reporting period affected and, therefore, amendment of the previously filed Quarterly Report on Form 10-Q for the period ended March 31, 2011 was not required.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTPartners Executive Search Inc.

Date: June 27, 2011	By:	/s/ David C. Nocifora
David C. Nocifora
Chief Operating Officer and Chief Financial Officer

3